UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2015

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

(703) 984-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2015, the Board of Directors ("the Board") of ePlus inc. (the "Corporation"), as part of its regular procedures to review and assess the Corporation's corporate governance framework, and upon recommendation by the Nominating and Corporate Governance Committee, approved two amendments to the Corporation's Bylaws.

The first amendment adopts a forum selection clause, and the second increases the amount of credit management can extend without Board approval. The amendments are intended to take advantage case law developments, and to reflect company growth that has occurred.   Changes to the Bylaws are described below.

Exclusive Forum Selection Provision

The Board approved a new exclusive forum selection provision. This provision, which will become new Section 8.05 in Article VIII of the  Amended and Restated Bylaws, provides that unless the Corporation consents in writing to the selection of an alternative forum, subject to the court's having personal jurisdiction over the indispensable parties named as defendants, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or federal court located within the state of Delaware), shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the Corporation's shareholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the Corporation's certificate of incorporation or bylaws (as either may be amended from time to time), and (4) any action asserting a claim governed by the internal affairs doctrine.   The bylaw further provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of Section 8.05.

Rationale for the Exclusive Forum Selection Provision

The Corporation believes litigation in states outside of Delaware, involving questions of Delaware law, is proliferating.  The forum selection provision is designed to save the Corporation and its stockholders from the increased expense, time and uncertainty of defending against duplicative litigation brought in multiple and distant courts, and from the risk of unexpected or inconsistent outcomes, and also to provide for claims involving Delaware law to be decided by Delaware courts.

Choice of Delaware Courts

ePlus inc. is a Delaware corporation.  The Delaware Court of Chancery ("the Court" or "the Court of Chancery") is widely regarded as the preeminent court for the determination of disputes involving a corporation's internal affairs in terms of precedent, experience and focus. The Court's considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware's corporate law. In the Court of Chancery, corporate cases are heard by judges, without juries, who have many years of experience with corporate issues. The Court has developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. By comparison, many states do not have a specialized judiciary for matters relating to corporate issues. Having the Court of Chancery as the forum for internal corporate affairs litigation would thus reduce the risks that the Corporation could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

Although the Board believes that the designation of the Delaware Court of Chancery, or in certain cases other Delaware courts, as the forum for internal corporate affairs litigation serves the best interests of the Corporation and its stockholders as a whole, the Board also believes that the Corporation should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board determines that the Corporation's interests and those of its stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery or other Delaware court, the proposed bylaw permits the Corporation to consent to the selection of such alternative forum. The Board believes that its stockholders will benefit from having internal corporate affairs litigation in the Delaware Court of Chancery. Although some plaintiffs might prefer to litigate such matters in a forum outside of Delaware because they perceive another court as more convenient or more favorable to their claims (among other reasons), the Board believes that the substantial benefits to the Corporation and its stockholders as a whole from designating the Delaware Court of Chancery as the forum for internal corporate affairs litigation disputes outweigh these concerns. The exclusive forum selection provision does not apply to suits by or against the Corporation, or its directors, officers and employees, that involve strictly external affairs.

Credit Limit Provision

The Corporation's Bylaws included a provision that the Corporation shall not, without prior consent of the Board, "have credit exposure as such is defined in the Corporation's approved Credit Policy to any one entity in an amount greater than or equal to $10,000,000."  Since that provision was adopted in 2006, the Corporation has experienced significant growth.  For example, in the most recent fiscal year its revenue exceeded $1 billion.  In light of the growth of the Corporation, the Board has modified the Bylaws to provide that the Corporation shall not, without prior consent of the Board, have credit exposure of an amount greater than or equal to $30,000,000 to any one entity.

The foregoing summary is not, nor is it intended to be, a complete or comprehensive summary of all of the changes to the Corporation's Bylaws, and it is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Items

On February 17, 2015, ePlus inc. (the "Corporation"), as part of its regular procedures to review and assess the Corporation's corporate governance framework, considered changes to a number of its policies and procedures. Among other changes that were adopted, the Board revised the Corporation's Corporate Governance Guidelines, effective immediately, to incorporate a director resignation policy for directors in uncontested elections (the "Director Resignation Policy").  The Director Resignation Policy provides that in any uncontested election of directors, any nominee for director who receives a greater number of votes "withheld" or "against" from their election than votes "for" their election is expected to tender his resignation to the Chairman of the Nominating and Corporate Governance Committee, promptly following certification of the shareholder vote, which resignation shall only be effective upon acceptance by the Board.

The Nominating and Corporate Governance Committee shall evaluate each resignation tendered and shall make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken.  The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant.   The Board shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. Upon making its determination, the Board will promptly disclose (i) its decision whether to accept or reject the director's tendered resignation and (ii) if rejected, the reasons for rejecting the tendered resignation. If a director's resignation is not accepted by the Board, then such director shall continue to serve until the next Annual Meeting and until such director's successor is elected and qualified, except as required by law.

A director who tenders a resignation pursuant to the foregoing shall not vote with respect to the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board as to whether to accept his resignation. If, however, each member of the Nominating and Corporate Governance Committee failed to receive a majority of the votes cast in the same uncontested election, then the Board will appoint a committee comprised solely of independent directors who received a majority of the votes cast in that election to consider each tendered resignation and make a recommendation to the Board with respect thereto.

Additional changes were made to further elucidate and strengthen the role of the Corporation's lead independent director.

The foregoing description of the Majority Voting Guideline does not purport to be complete and is qualified in its entirety by the full text of the policy as set forth in the Corporation's Corporate Governance Guidelines, which can be found on the Corporation's website.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

Exhibit No. Description

3.1	Amended and Restated Bylaws of ePlus inc, as amended February 17, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: February 23, 2015